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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

To Stockholders and Board of Directors
Bogen Communications International, Inc.:

        We consent to incorporation by reference in the registration statements (Nos. 333-21245, 333-52774, and 333-52776) on Forms S-8, and (No. 333-76993) on Form S-3 of Bogen Communications International, Inc. of our report dated February 21, 2003, with respect to the consolidated balance sheets of Bogen Communications International, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the December 31, 2002, annual report on Form 10-K of Bogen Communications International, Inc. Our report refers to the Company's adoption of Statements of Accounting Standards No. 141 "Business Combinations" and No. 142 "Goodwill and Other Intangible Assets" as of January 1, 2002.

/s/ KPMG LLP
Short Hills, New Jersey
March 6, 2003

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INDEPENDENT AUDITORS' CONSENT